UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 17, 2016, the Board of Directors (the “Board”) of Dynex Capital, Inc. (the “Company”) approved amendments to the Company’s bylaws in the form of amended and restated bylaws (the “Amended and Restated Bylaws”). Below is a brief description of the substantive amendments that were made to the Company’s Amended and Restated Bylaws.

1.	Section 1.01 was amended to update the address of the Company’s principal office.

2.
Section 2.06 was amended to permit the Board or the Chairman of the Board (the “Chairman”) to appoint a director or officer to serve as chairman of a shareholder meeting, rather than mandating that the Chairman of the Board or the President of the Corporation chair shareholder meetings.

3.	Section 2.08 regarding the maintenance of shareholder voting lists was amended to reflect the current provisions of the Virginia Stock Corporation Act, as amended (the “VSCA”).

4.	Section 3.02 was amended to provide that when the Chairman is not independent, a lead independent director will be designated by a majority vote of the independent directors.

5.	Section 3.03 regarding filling vacancies on the Board was deleted, in reliance on a substantially similar provision in the VSCA and provisions in the Company's Articles of Incorporation.

6.
Various provisions were amended to remove references to “Unaffiliated Directors” or replace them with references to “Independent Directors,” with “independence” defined by reference to the requirements of the stock exchange upon which the Company’s common stock is listed.

7.
Section 3.05 was amended to replace the requirement that every committee of the Board consist of a majority of Unaffiliated Directors with a requirement that every committee of the Board satisfy applicable requirements of the stock exchange upon which the Company’s common stock is listed and the Securities and Exchange Commission (the “SEC”).

8.	Section 7.05 was deleted in its entirety, removing the requirement for the Board to present a report of the Company’s financial condition at the annual meeting of shareholders.

9.
Section 7.07 was added to include an “exclusive forum” provision to provide that Richmond-based courts shall be the sole and exclusive forum for derivative actions against the Company or actions asserting breaches of legal duties to the Company or its shareholders by its directors, officers, employees or agents.

10.	Various provisions were updated to track more closely the governing statutory language in the VSCA.

Certain additional non-substantive amendments were also made to the Amended and Restated Bylaws.

The full redlined text of the Company’s Amended and Restated Bylaws, reflecting all changes adopted as of May 17, 2016, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 17, 2016 (the “2016 Annual Meeting”), at which three proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2016 Annual Meeting filed with the SEC on April 6, 2016 (the “2016 Proxy Statement”). A quorum of the Company’s common shares was present for the 2016 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 - Shareholders elected seven directors of the Company to hold office until the next annual meeting and until their successors have been elected and duly qualified. The name of each director elected and the votes cast for such individuals are set forth below:

Name	For	Withheld	Broker Non-Votes
Thomas B. Akin	22,112,198	568,996	21,645,271
Byron L. Boston	22,229,517	451,677	21,645,271
Michael R. Hughes	22,232,363	448,831	21,645,271
Barry A. Igdaloff	22,228,163	453,031	21,645,271
Valerie A. Mosley	22,209,717	471,477	21,645,271
Robert A. Salcetti	22,223,774	457,420	21,645,271
James C. Wheat, III	22,191,952	489,242	21,645,271

Proposal 2 - Shareholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the 2016 Proxy Statement. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
21,236,582	1,084,523	360,089	21,645,271

Proposal 3 - Shareholders approved a proposal to ratify the Company’s selection of BDO USA, LLP, independent certified public accountants, as auditors for the Company for the 2016 fiscal year. The votes regarding Proposal 3 were as follows:

For	Against	Abstentions	Broker Non-Votes
43,054,873	553,188	718,404	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws, adopted as of May 17, 2016 (redlined)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 23, 2016	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
3.2	Amended and Restated Bylaws, adopted as of May 17, 2016 (redlined)